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                                                                    Exhibit 23.4


         [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL APPEARS HERE]



                               January 24, 1997




Muldoon, Murphy & Faucette
5101 Wisconsin Avenue, N.W.
Washington, DC  20016

Ladies and Gentlemen:

           We hereby consent to the filing of our opinion to you concerning certain matters of Delaware law in connection with the subscription and community offering (the "Public Offering") by Life Financial Corp., a Delaware
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corporation (the "Company"), of shares of its common stock, par value $.01 per
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share, in an initial public offering and in connection with the issuance of shares of Common Stock in conjunction with the reorganization (the "Reorganization") of Life Savings Bank, Federal Savings Bank (the "Bank") as a
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result of which the Bank will become a wholly-owned subsidiary of the Company and each share of the Bank's outstanding common stock will be converted into the right to receive three shares of Common Stock (The "Exchange Share Offering",
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which together with the Public Offering, are herein referred to as the
"Offerings"), in draft or final form, as an exhibit to (i) the Registration
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Statement filed with the Securities and Exchange Commission by the Company in
connection with the Offerings, and all amendments thereto, and (ii) any application filed with the Office of Thrift Supervision in connection with the Reorganization, and all amendments thereto, and to the reference to this firm in the "Legal Matters" section of the Prospectus relating to the Reorganization and the Public Offering.


                                           Very truly yours,

                                           /s/ Morris, Nichols, Arsht & Tunnell

                                           Morris, Nichols, Arsht & Tunnell